                                                                  EXHIBIT 4.1(c)


                                  MEDIACOM LLC
                         MEDIACOM CAPITAL CORPORATION

                                 $200,000,000

                         8 1/2% Senior Notes due 2008


                              PURCHASE AGREEMENT
                              ------------------

                                                            March 27, 1998

CHASE SECURITIES INC.
270 Park Avenue, 4th floor
New York, New York  10017


Ladies and Gentlemen:

  Mediacom LLC, a New York limited liability company ("Mediacom" and, together
                                                       --------
with its direct and indirect Subsidiaries (as defined herein), and Mediacom Capital (as defined herein), the "Company"), and Mediacom Capital Corporation, a
                                  -------
New York corporation and a wholly-owned subsidiary of Mediacom ("Mediacom
                                                                 --------
Capital" and, together with Mediacom, the "Issuers"), propose to issue and sell
-------                                    -------
$200,000,000 aggregate principal amount of their 8 1/2% Senior Notes due 2008 (the "Notes"). The Notes will be issued pursuant to an Indenture to be dated as
      -----
of April 1, 1998 (the "Indenture") between the Issuers and Bank of Montreal
                       ---------
Trust Company, as trustee (the "Trustee").  The Issuers hereby confirm their
                                -------
agreement with Chase Securities Inc. (the "Initial Purchaser") concerning the
                                           -----------------
purchase of the Notes from the Issuers by the Initial Purchaser.

  The Notes will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"),
                                                              --------------
in reliance upon an exemption therefrom. The Issuers have prepared a preliminary offering memorandum dated March 12, 1998 (the "Preliminary Offering
                                                           --------------------
Memorandum") and will prepare an offering memorandum dated the date hereof (the
----------
"Offering Memorandum") setting forth information concerning the Issuers and the
 -------------------
Notes. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuers to the Initial Purchaser pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Issuers hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchaser in accordance with Section 2.

  Holders of the Notes (including the Initial Purchaser and its direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Issuers
              -----------------------------
will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the
 ----------
"Exchange Offer Registration Statement") registering an issue of senior notes of
--------------------------------------
the Issuers (the "Exchange Notes") which are identical in all material respects
                  --------------
to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf
                                                                           -----
Registration Statement").
----------------------

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

  1.  Representations, Warranties and Agreements of the Issuers.  The Issuers
      ---------------------------------------------------------
represent and warrant to, and agree with, the Initial Purchaser on and as of the date hereof and the Closing Date (as defined in Section 3) that:

  (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Issuers by or on behalf of the Initial Purchaser specifically for use therein (the "Initial
                                                                   -------
Purchaser's Information").
-----------------------

  (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

  (c) Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 2 and its compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchaser and the offer, resale and delivery of the Notes by the Initial Purchaser in the manner contemplated by this Agreement and the Offering Memorandum, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").
--------------------

  (d)  Each of Mediacom, Mediacom California LLC ("Mediacom California"),
                                                   -------------------
Mediacom Arizona LLC ("Mediacom Arizona"), Mediacom Delaware LLC ("Mediacom
                       ----------------                            --------
Delaware") and Mediacom Southeast LLC ("Mediacom Southeast" and together with
--------                                ------------------
Mediacom California, Mediacom Delaware and Mediacom Arizona, the "Subsidiaries"), has been duly formed and is validly existing as a limited
 ------------
liability company in good standing under the laws of its respective jurisdiction of formation, is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its respective ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), or in the results of operations, business affairs, management or business prospects of the Issuers and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect").
                                                      -----------------------
Mediacom's only subsidiaries are Mediacom Capital and the Subsidiaries.

  (e) Mediacom Capital has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect. Mediacom Capital has no subsidiaries.

  (f) The Issuers and the Subsidiaries have an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; all of the limited liability membership interests in Mediacom have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; the limited liability membership interests in Mediacom conform in all material respects to the description thereof contained in the Offering Memorandum. Except as described in the Offering Memorandum, all of the limited liability membership interests in Mediacom California, Mediacom Southeast, Mediacom Arizona and Mediacom Delaware have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by Mediacom, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. All of the outstanding shares of capital stock of Mediacom Capital have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by Mediacom, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

  (g) The Issuers have full right, power and authority to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Exchange Notes (collectively, the "Transaction Documents") and to perform
                                       ---------------------
their obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

  (h) This Agreement has been duly authorized, executed and delivered by the Issuers.

  (i) The Registration Rights Agreement has been duly authorized by the Issuers and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuers enforceable against the Issuers in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law); provided that no representation or warranty is made with respect to any provision of such agreement purporting to require indemnification of, or contribution to, the liability, losses, damages or claims of any person to the extent that such provision may be limited by applicable law.

  (j) The Indenture has been duly authorized by the Issuers and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuers enforceable against the Issuers in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

  (k) The Notes, the Private Exchange Notes (as defined in the Registration Rights Agreement) and the Exchange Notes have been duly authorized by the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

  (l) Each Transaction Document, the Operating Agreement, the Management Agreements (as defined below), the agreements comprising the Subsidiary Credit Facilities and the Seller Note conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

  (m) The execution, delivery and performance by the Issuers of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Notes, the Private Exchange Notes and the Exchange Notes and compliance by the Issuers with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers or the Subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Issuers or the Subsidiaries is a party or by which the Issuers or the Subsidiaries is bound or to which any of the property or assets of the Issuers or the Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter, memorandum of association, by-laws, operating agreement, certificate of formation, articles of organization or limited liability company agreement, as applicable, of the Issuers or the Subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Issuers or the Subsidiaries or any of their properties or assets including, without limitation, any law, statute, rule or regulation or any judgement, decree or order applicable to the cable television industry in general; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation, including, without limitation, under the Communications Act of 1934, as amended (the "Communications Act"), the Cable Communications Policy Act of 1984 (the "1984
-------------------                                                      ----
Cable Act"), the Cable Television Consumer Protection and Competition Act of
---------
1992 (the "1992 Cable Act"), the Telecommunications Act of 1996 (the "1996
           --------------                                             ----
Telecom Act" and, together with the Communications Act, the 1984 Cable Act and
-----------
the 1992 Cable Act, the "Cable Acts") or any order, rule or regulation of the
                         ----------
Federal Communications Commission ("FCC") is required for the execution,
                                    ---
delivery and performance by the Issuers of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Notes, the Private Exchange Notes and the Exchange Notes and compliance by the Issuers with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders, licenses, filings, registrations or qualifications (i) as have been obtained and are in full force and effect under the Cable Acts or any order, rule or regulation of the FCC and such as may be required under state securities or Blue Sky laws in connection with the purchase and resale of the Notes by the Initial Purchaser and (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement. As used herein, a "Repayment Event" means any event or condition
                              ---------------
which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Issuers or the Subsidiaries.

  (n) Arthur Andersen LLP are independent certified public accountants with respect to the Issuers and the Subsidiaries within the meaning of the Securities Act and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings
                                  -----
thereunder. The historical financial statements (including the related notes) of the Issuers and the Subsidiaries contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Summary--Summary Historical and Pro Forma Financial and Operating Data", "Capitalization", "Selected Historical and Pro Forma Consolidated Financial and Operating Data", "Unaudited Pro Forma Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management--Executive Compensation" are derived from the accounting records of the Company and the Cablevision Systems and fairly present the information purported to be shown thereby. The pro forma financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the Offering Memorandum, gives effect to assumptions made on a reasonable basis and fairly presents the historical and proposed transactions contemplated by the Offering Memorandum and the Transaction Documents. The other historical financial and statistical information and data included in the Offering Memorandum are, in all material respects, fairly presented.

  (o) There are no legal or governmental proceedings pending to which the Issuers or the Subsidiaries is a party or of which any property or assets of the Issuers or the Subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Issuers or the Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Issuers, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

  (p) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Notes, the Private Exchange Notes or the Exchange Notes or suspends the sale of the Notes, the Private Exchange Notes or the Exchange Notes in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Issuers or the Subsidiaries which would prevent or suspend the issuance or sale of the Notes, the Private Exchange Notes or the Exchange Notes or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Issuers, threatened against or affecting the Issuers or the Subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Notes, the Private Exchange Notes or the Exchange Notes or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Issuers have complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

  (q) None of the Issuers or the Subsidiaries is (i) in violation of its charter, by-laws, memorandum of association, certificate of formation, articles of organization, operating agreement or limited liability company agreement, as applicable, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except in the case of clauses (ii) and (iii) above, such default or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

  (r) The Issuers and each of the Subsidiaries possess all material franchises, licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or local regulatory agencies, authorities or bodies, including the FCC, which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and, except as described in the Offering Memorandum, none of the Issuers or the Subsidiaries has received notification of any revocation or modification of any such franchise, license, certificate, authorization or permit or has any reason to believe that any such franchise, license, certificate, authorization or permit will not be renewed in the ordinary course.

  (s) The Issuers and each of the Subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Issuers or the Subsidiaries which has had (nor do the Issuers or the Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Issuers or the Subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

  (t) None of the Issuers or the Subsidiaries is (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
                                                 ----------------------
the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

  (u) The Issuers and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

  (v) The Issuers and each of the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are commercially reasonable in light of their respective business and properties. None of the Issuers or the Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

  (w) The Issuers and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where such ownership or possession would not have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with, and the Issuers and the Subsidiaries have not received any notice of any claim of conflict with, any such rights of others which would have a Material Adverse Effect.

  (x) The Issuers and the Subsidiaries have good and sufficient and legal title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Issuers and the Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except as described in the Offering Memorandum and except such as (i) do not materially interfere with the use made and proposed to be made of such property by the Issuers and the Subsidiaries or
(ii) could not reasonably be expected to have a Material Adverse Effect; and all of the easements, rights-of-way, leases and subleases material to the business of the Issuers and the Subsidiaries, and under which the Issuers and the Subsidiaries hold properties described in the Offering Memorandum, are in full force and effect, and none of the Issuers or the Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuers or the Subsidiaries under any of the easements, rights-of-way, leases or subleases mentioned above, or affecting or questioning the rights of the Issuers or the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, or to the continued use of the property under any such easement or right-of-way except such as could not reasonably be expected to have a Material Adverse Effect.

  (y) No labor disturbance by or dispute with the employees of the Issuers or the Subsidiaries or, to the best knowledge of the Issuers is contemplated or threatened.

  (z) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the
                                           -----
Internal Revenue Code of 1986, as amended from time to time (the "Code")) or
                                                                  ----
"accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Issuers or the Subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Issuers and the Subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Issuers or the Subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

  (aa) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Issuers or the Subsidiaries (or, to the best knowledge of the Issuers, any other entity (including any predecessor) for whose acts or omissions the Issuers or the Subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Issuers or the Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Issuers have knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

  (bb) None of the Issuers or, to the best knowledge of the Issuers, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuers has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (cc) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Notes, the Private Exchange Notes and the Exchange Notes and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Notes , the Private Exchange Notes and the Exchange Notes as contemplated by this Agreement and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     (dd) Except as disclosed in the Offering Memorandum and except as would not reasonably be expected to have a Material Adverse Effect, to the best of the Issuers' knowledge, none of Mediacom, Mediacom Capital, Mediacom Management or any of the Subsidiaries party (a "Principal Agreement Party") to (i) the
                                  -------------------------
separate management agreements between Mediacom Management and each of the Subsidiaries (the "Management Agreements"), (ii) the Operating Agreement, (iii)
                   ---------------------
the agreements comprising the Western Credit Facility and (iv) the agreements comprising the Southeast Credit Facility (collectively, the foregoing are herein called the "Principal Agreements"), is in breach of, or in default in any
            --------------------
material respect in the performance or observance of, any material obligation, term, covenant or condition contained therein. Each of the Principal Agreements that Mediacom has previously delivered to the Initial Purchaser is a true and correct copy, and there have been no additional amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto. Each Principal Agreement Party has duly and validly authorized, executed and delivered each of the Principal Agreements to which it is a party and, assuming due and valid authorization, execution and delivery by the other parties thereto, each of the Principal Agreements is a valid and legally binding agreement of such Principal Agreement Party.

     (ee) Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any membership interests or shares of capital stock of or other equity or other ownership interest in the Issuers or the Subsidiaries.

     (ff) None of the Issuers or the Subsidiaries owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds
                             ---------------------
of the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Notes to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

     (gg) None of the Issuers or the Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Issuers or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Notes, the Private Exchange Notes or the Exchange Notes.

     (hh) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

     (ii) None of the Issuers, any of their affiliates or any person acting on their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")) with
                                                           ------------
respect to the Notes, the Private Exchange Notes or the Exchange Notes, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable. No representation is herein made with respect to the Initial Purchaser, any affiliate thereof or any person acting on its behalf, or with respect to any obligation thereof.

     (jj) None of the Issuers or any of their affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Notes, the Private Exchange Notes or the Exchange Notes in a manner that would require registration of the Notes under the Securities Act.

     (kk) None of the Issuers or any of their affiliates or any other person acting on their behalf has engaged, in connection with the offering of the Notes, the Private Exchange Notes or the Exchange Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

     (ll) There are no securities of the Issuers registered under the Exchange Act, or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

     (mm) The Issuers have not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Notes, the Private Exchange Notes or the Exchange Notes.

     (nn) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (oo) None of the Issuers or the Subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

     (pp) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) or in the results of operations, business affairs, management or business prospects of the Issuers and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) none of the Issuers and the Subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, which would have a Material Adverse Effect, (iii) none of the Issuers and the Subsidiaries has entered into any material transaction other than in the ordinary course of business, which would have a Material Adverse Effect and (iv) there has not been any change in the capital stock, membership interests or long-term debt of the Issuers or any of the Subsidiaries, or any dividend or distribution of any kind declared, paid or made by the Issuers or the Subsidiaries on any class of its capital stock or membership interests.

     2.  Purchase and Resale of the Notes.
         --------------------------------

     (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Issuers agree to issue and sell to the Initial Purchaser, and the Initial Purchaser, agrees to purchase from the Issuers, the principal amount of $200,000,000 of Notes at a purchase price equal to 97.25% of the principal amount thereof. The Issuers shall not be obligated to deliver any of the Notes except upon payment for all of the Notes to be purchased as provided herein.

     (b) The Initial Purchaser has advised the Issuers that it proposes to offer the Notes for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. The Initial Purchaser represents, warrants and agrees that (i) it is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act, (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering
                 ------------
within the meaning of Section 4(2) of the Securities Act and it has not engaged, and will not engage, in any directed selling efforts within the meaning of Rule 902 under the Securities Act in connection with any of the Notes, and it will comply with the offering restrictions and requirements of Regulation S, (iii) it has solicited and will solicit offers for the Notes only from, and has offered or sold and will offer, sell or deliver the Notes, as part of its initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers")
                                                ------------------------------
as defined in Rule 144A under the Securities Act ("Rule 144A"), or if any such
                                                   ---------
person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons (as defined in Rule 902 under the Securities Act) and to whom the Initial Purchaser reasonably believes offers and sales of the Notes may be made in reliance on Rule 903 under the Securities Act in transactions meeting the requirements of Regulation S, and (iv) it is a Qualified Institutional Buyer. The Initial Purchaser agrees that prior to or simultaneously with the confirmation of sale by it to any purchaser of any of the Notes purchased by the Initial Purchaser pursuant hereto, it shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Issuers shall have furnished to it prior to the date of such confirmation of sale). In addition to the foregoing, the Initial Purchaser acknowledges and agrees that the Issuers and, for the purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 5(d),
(e), (f) and (g), counsel for the Issuers and for the Initial Purchaser, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchaser and its compliance with the agreements contained in this Section 2, and the Initial Purchaser hereby consents to such reliance. The Initial Purchaser will advise the Issuers of the completion of the distribution of Notes pursuant to Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of sale of Notes (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation of notice to substantially the following effect:

    "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and the date of original issuance of the Notes, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

          The Initial Purchaser represents that it has not entered into and agrees that it will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with the prior written consent of the Issuers.

          (c) The Initial Purchaser represents, warrants and agrees that (i) it has not offered or sold and will not offer or sell, in the United Kingdom by means of any document, any Notes offered hereby, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"), (ii) it has complied
                                            -----------
and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

          (d) The Issuers acknowledge and agree that the Initial Purchaser may sell Notes to any affiliate of the Initial Purchaser and that any such affiliate may sell Notes purchased by it to the Initial Purchaser.

          3.  Delivery of and Payment for the Notes.
              -------------------------------------

          (a) Delivery of and payment for the Notes shall be made at the offices of Milbank, Tweed, Hadley & McCloy, New York, New York, or at such other place as shall be agreed upon by the Initial Purchaser and the Issuers, at 10:00 A.M., New York City time, on April 1, 1998, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchaser and the Issuers (such date and time of payment and delivery being referred to herein as the "Closing Date").
                                 ------------

          (b) On the Closing Date, payment of the purchase price for the Notes shall be made to Mediacom by wire or book-entry transfer of same-day funds to such account or accounts as Mediacom shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchaser of the certificates evidencing the Notes. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchaser hereunder. Upon delivery, the Notes shall be in global form, registered in such names and in such denominations as the Initial Purchaser shall have requested in writing not less than two full business days prior to the Closing Date. The Issuers agree to make one or more global certificates evidencing the Notes available for inspection by the Initial Purchaser in New York, New York at least 24 hours prior to the Closing Date.

          4.  Further Agreements of the Issuers.  The Issuers agree with the
              ---------------------------------
Initial Purchaser:

          (a) To advise the Initial Purchaser promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchaser promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Notes for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time.

          (b) To furnish promptly to the Initial Purchaser and counsel for the Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested.

          (c) Prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to the Initial Purchaser and counsel for the Initial Purchaser and not to effect any such amendment or supplement to which the Initial Purchaser shall reasonably object by notice to the Issuers after a reasonable period to review.

          (d) If, at any time prior to completion of the resale of the Notes by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchaser or counsel for the Issuers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law.

          (e) For so long as the Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Notes and prospective purchasers of the Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Issuers are then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Notes and prospective purchasers of the Notes designated by such holders).

          (f) To promptly take from time to time such actions as the Initial Purchaser may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may designate and to continue such qualifications in effect for so long as required for the resale of the Notes, and to arrange for the determination of the eligibility for investment of the Notes under the laws of such jurisdictions as the Initial Purchaser may reasonably request; provided
                                                                    --------
that the Issuers and the Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

          (g) To assist the Initial Purchaser in arranging for the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations
--------
adopted by the National Association of Securities Dealers, Inc. ("NASD")
                                                                  ----
relating to trading in the PORTAL Market and for the Notes to be eligible for clearance and settlement through The Depository Trust Company ("DTC"), the
                                                                ---
Euroclear System and Cedel Bank, societe anonyme.

          (h) Not to, and to cause their affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require registration of the Notes under the Securities Act.

          (i) Except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause their affiliates not to, authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Notes, the Private Exchange Notes or the Exchange Notes by means of any form of general solicitation or general advertising within the meaning of Regulation D, by means of any directed selling efforts (as defined in Regulation S under the Securities Act) in connection with the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Notes to the Initial Purchaser as contemplated by this Agreement and the Offering Memorandum.

          (j) During the period from the Closing Date until two years after the Closing Date or the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement, without the prior written consent of the Initial Purchaser, not to, and not permit any of their affiliates (as defined in Rule 144 under the Securities Act) which they control to, resell any of the Notes, the Private Exchange Notes or Exchange Notes that have been reacquired by them, except for Notes, the Private Exchange Notes or Exchange Notes purchased by the Issuers or any of their affiliates and resold in a transaction registered under the Securities Act.

          (k) Not to, for so long as the Notes are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder.

          (l) In connection with the offering of the Notes, until the Initial Purchaser shall have notified the Issuers of the completion of the resale of the Notes, not to, and to cause their affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which they or any of their affiliated purchasers has a beneficial interest, any Notes, or attempt to induce any person to purchase any Notes; and not to, and to cause their affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Notes.

          (m) In connection with the offering of the Notes, to make their officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchaser.

          (n) To furnish to the Initial Purchaser on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report.

          (o) To do and perform all things required to be done and performed by them under this Agreement that are within their control prior to or after the Closing Date, and to use their best efforts to satisfy all conditions precedent on their part to the delivery of the Notes.

          (p) To not take any action prior to the execution and delivery of the Indenture that, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture.

          (q) Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Issuers, their condition (financial or otherwise) or results of operations, business affairs, management or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Issuers and of which the Initial Purchaser is notified), without the prior written consent of the Initial Purchaser, unless in the judgment of the Issuers and their counsel, and after notification to the Initial Purchaser, such press release or communication is required by law.

          (r) To apply the net proceeds from the sale of the Notes as set forth in the Offering Memorandum under the heading "Use of Proceeds".

          5.  Conditions of Initial Purchaser's Obligations.  The obligations of
              ---------------------------------------------
the Initial Purchaser hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Issuers contained herein, to the accuracy of the statements of the Issuers and their officers made in any certificates delivered pursuant hereto, to the performance by the Issuers of their obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchaser as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchaser may agree; and no stop order suspending the sale of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (b) The Initial Purchaser shall not have discovered and disclosed to the Issuers on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchaser, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchaser, and the Issuers shall have furnished to the Initial Purchaser all documents and information that it or its counsel may reasonably request to enable them to pass upon such matters.

          (d) Cooperman Levitt Winikoff Lester & Newman, P.C. shall have furnished to the Initial Purchaser their written opinion, as counsel to the Issuers, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, substantially to the effect set forth in Annex B hereto.

          (e) Fleischman & Walsh L.L.P. shall have furnished to the Initial Purchaser their written opinion, as special regulatory counsel for the Issuers, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, substantially to the effect set forth in Annex C hereto.

          (f) Dow, Lohnes & Albertson, PLLC shall have furnished to the Initial Purchaser their written opinion, as special regulatory counsel for the Initial Purchaser, addressed to the Initial Purchaser and dated the Closing Date, in form and substance satisfactory to the Initial Purchaser, substantially to the effect set forth in Annex D hereto.

          (g) The Initial Purchaser shall have received from Milbank, Tweed, Hadley & McCloy, counsel for the Initial Purchaser, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchaser may reasonably require, and the Issuers shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

          (h) The Issuers shall have furnished to the Initial Purchaser (i) a letter (the "AA Initial Letter") of Arthur Andersen LLP, addressed to the
             -----------------
Initial Purchaser and dated the date hereof, in form and substance satisfactory to the Initial Purchaser, substantially to the effect set forth in Annex E-1 hereto and (ii) a letter (the "KPMG Initial Letter") of KPMG Peat Marwick LLP,
                               -------------------
addressed to the Initial Purchaser and dated the date hereof, in form and substance satisfactory to the Initial Purchaser, substantially to the effect set forth in Annex E-2 hereto.

          (i) The Issuers shall have furnished to the Initial Purchaser a letter (the "AA Bring-Down Letter") of Arthur Andersen LLP, addressed to the
             --------------------
Initial Purchaser and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Issuers and the Subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the AA Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the AA Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the AA Initial Letter are accurate and
(iii) confirming in all material respects the conclusions and findings set forth in the AA Initial Letter. The Issuers shall have furnished to the Initial Purchaser a letter (the "KPMG Bring-Down Letter") of KPMG Peat Marwick LLP,
                         ----------------------
addressed to the Initial Purchaser and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Cablevision Systems within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the KPMG Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the KPMG Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the KPMG Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the KPMG Initial Letter.

          (j) The Issuers shall have furnished to the Initial Purchaser a certificate, dated the Closing Date, of their respective chief executive officers and chief financial officers stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) as of the Closing Date, the representations and warranties of the Issuers in this Agreement are true and correct in all material respects, the Issuers have complied with all agreements, in all material respects, and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), or in the results of operations, business affairs, management or business prospects of the Issuers and the Subsidiaries taken as a whole, except as set forth in the Offering Memorandum.

          (k) The Initial Purchaser shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of each of the Issuers.

          (l) The Indenture shall have been duly executed and delivered by the Issuers and the Trustee, and the Notes shall have been duly executed and delivered by the Issuers and duly authenticated by the Trustee.

          (m) The Notes shall have been approved by the NASD for trading in the PORTAL Market.

          (n)  If any event shall have occurred that requires the Issuers under
Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchaser shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchaser reasonably in advance of the Closing Date.

          (o) There shall not have occurred any invalidation of Rule 144A or Regulation S under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchaser would materially impair the ability of the Initial Purchaser to purchase, hold or effect resales of the Notes as contemplated hereby.

          (p) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or membership interests, as applicable, or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business affairs, management, or business prospects of the Issuers and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, the effect of which, in any such case described above, is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

          (q) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Notes, the Private Exchange Notes or Exchange Notes; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Notes, the Private Exchange Notes or Exchange Notes.

          (r) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Notes by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the

Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Notes.

          (s) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Issuers on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause
(iv), is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Notes on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

          6.  Termination.  The obligations of the Initial Purchaser hereunder
              -----------
may be terminated by the Initial Purchaser, in its absolute discretion, by notice given to and received by the Issuers prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 5(o),
(p), (q), (r) or (s) shall have occurred and be continuing.

          7.  Reimbursement of Initial Purchaser's Expenses.  If (a) this
              ---------------------------------------------
Agreement shall have been terminated pursuant to Section 6, (b) the Issuers shall fail to tender the Notes for delivery to the Initial Purchaser for any reason permitted under this Agreement or shall fail to fulfill a condition stated in Section 5, or (c) the Initial Purchaser shall decline to purchase the Notes for any reason permitted under this Agreement, the Issuers shall reimburse the Initial Purchaser for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase and resale of the Notes.

          8.  Indemnification.
              ---------------

          (a) The Issuers shall indemnify and hold harmless the Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(a) and Section 9 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which the Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or any information provided by the Issuers to the holders of the Notes pursuant to Section 4(e) in connection with the initial distribution of the Notes or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided,
                                                                  --------
however, that the Issuers shall not be liable in any such case to the extent
-------
that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Initial Purchaser's Information; and provided, further, that with
                                              --------  -------
respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of the Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by the Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to the Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Issuers with Section 4(b).

          (b) The Initial Purchaser shall indemnify and hold harmless the Issuers, their affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 8(b) and Section 9 as the Issuers), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuers may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Initial Purchaser's Information, and shall reimburse the Issuers promptly upon demand for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 8(a) or 8(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided,
                                                                  --------
however, that the failure to notify the indemnifying party shall not relieve it
-------
from any liability which it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to
                                          --------  -------
notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an
                                                      --------  -------
indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          The obligations of the Issuers and the Initial Purchaser in this
Section 8 and in Section 9 are in addition to any other liability that the Issuers or the Initial Purchaser, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

          9.  Contribution.  If the indemnification provided for in Section 8 is
              ------------
unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Initial Purchaser on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by or on behalf of the Issuers, on the one hand, and the total discounts and commissions received by the Initial Purchaser with respect to the Notes purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Notes under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuers or information supplied by the Issuers on the one hand or to the Initial Purchaser's Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this
Section 9 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9 shall be deemed to include, for purposes of this Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchaser with respect to the Notes purchased by it under this Agreement exceeds the amount of any damages which the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          10.  Persons Entitled to Benefit of Agreement.  This Agreement shall
               ----------------------------------------
inure to the benefit of and be binding upon the Initial Purchaser, the Issuers and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 8 and 9 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Issuers and the Initial Purchaser and in Section 4(e) with respect to holders and prospective purchasers of the Notes during and at the end of the initial distribution of the Notes. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          11.  Expenses.  The Issuers agree with the Initial Purchaser to pay
               --------
(a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Notes, including stamp duties and transfer taxes, if any, payable upon issuance of the Notes; (e) the fees and expenses of the Issuers' counsel and independent accountants; (f) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 4(f) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchaser); (g) any fees charged by rating agencies for rating the Notes; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Notes on the PORTAL Market and the approval of the Notes for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Issuers under this Agreement which are not otherwise specifically provided for in this Section 11; provided, however, that
                                                        --------  -------
except as provided in this Section 11 and Section 7, the Initial Purchaser shall pay its own costs and expenses.

          12.  Survival.  The respective indemnities, rights of contribution,
               --------
representations, warranties and agreements of the Issuers and the Initial Purchaser contained in this Agreement or made by or on behalf of the Issuers or the Initial Purchaser pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

          13.  Notices, etc.  All statements, requests, notices and agreements
               -------------
hereunder shall be in writing, and:

          (a) if to the Initial Purchaser, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: James P. Casey (telecopier no.: (212) 270-0994); or

          (b) if to the Issuers, shall be delivered or sent by mail or telecopy transmission to the address of Mediacom set forth in the Offering Memorandum,
Attention:  Rocco B. Commisso (telecopier no.:  (914) 695-2699);

provided that any notice to the Initial Purchaser pursuant to Section 8(c) shall
--------
also be delivered or sent by mail to the Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchaser.

          14.  Definition of Terms.  For purposes of this Agreement, (a) the
               -------------------
term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

          15.  Initial Purchaser's Information.  The parties hereto acknowledge
               -------------------------------
and agree that, for all purposes of this Agreement, the Initial Purchaser's Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the last paragraph on the front cover page concerning the terms of the offering by the Initial Purchaser;
(ii) the first paragraph on page (i) of the Offering Memorandum concerning over-allotment and trading activities by the Initial Purchaser; and (iii) the statements concerning the Initial Purchaser contained in the third, fourth, fifth, sixth, seventh, ninth, eleventh and twelfth paragraphs under the heading "Plan of Distribution".

          16.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          17.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          18.  Amendments.  No amendment or waiver of any provision of this
               ----------
Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          19.  Headings.  The headings herein are inserted for convenience of
               --------
reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Issuers and the Initial Purchaser in accordance with its terms.

                                        Very truly yours,

                                          MEDIACOM LLC


                                          By______________________________
                                            Name:
                                            Title:


                                          MEDIACOM CAPITAL CORPORATION


                                          By______________________________
                                            Name:
                                            Title:


Accepted:

CHASE SECURITIES INC.


By____________________________
   Authorized Signatory


Address for notices pursuant to Section 8(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department

                                      -19-